UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2016

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Timothy Whelan as Chief Executive Officer

Effective June 30, 2016, the Board of Directors (the “Board”) of Wireless Telecom Group, Inc. (the “Company”) appointed Timothy Whelan, age 50, as Chief Executive Officer of the Company. Mr. Whelan previously joined the Board in March 2015.

Prior to his appointment as Chief Executive Officer of the Company, Mr. Whelan served as Managing Director of Echo Financial Business Consulting Group, a privately-held financial and operational executive consulting firm he co-founded in February 2014. Mr. Whelan has served as a director of Edgewater Technology, Inc. since March 2016. He served as President and Chief Operating Officer of IPC Systems, Inc. from 2009 to 2013. He also served as Executive Vice President and Chief Financial Officer of IPC Acquisition Corp./IPC Systems Holdings Corp. from 2001 to 2009 and also served as its Principal Accounting Officer from 2001 to 2009. From July 2000 to December 2001, Mr. Whelan served as Divisional Chief Financial Officer of Global Crossing’s Financial Markets division. From May 1999 to June 2000, he served as Vice President of Finance at IPC Information Systems, Inc. and IXnet. Mr. Whelan is a certified public accountant and previously worked for Ernst & Young from 1992 to 1999.

Appointment of Paul Genova as President and Chief Operating Officer

Effective June 30, 2016, the Board appointed Paul Genova, age 60, as President and Chief Operating Officer of the Company.

Prior to his appointment as President and Chief Operating Officer of the Company, Mr. Genova served as the Company’s Chief Executive Officer and as member of the Board from November 2009 until June 2016. He previously served as the Company’s Chief Financial Officer from September 2003 to September 2010. From March 2004 until July 2005, Mr. Genova served as a director of the Company and from September 2005 to January 2006, Mr. Genova served as interim Chief Executive Officer of the Company. From 1994 to February 2002, Mr. Genova served as Chief Financial Officer of Wilson Logistics, Inc., a supply chain management and industrial services provider. From 1985 to 1994, Mr. Genova worked with Deloitte & Touché LLP as a Senior Audit Manager, working with various global manufacturing companies. Mr. Genova is a CPA and has a Bachelor of Science degree in Accounting from Manhattan College.

In conjunction with Mr. Whelan’s appointment as Chief Executive Officer, on June 30, 2016, Paul Genova resigned as Chief Executive Officer of the Company, prior to Mr. Whelan’s commencement of employment with the Company.

Board of Directors; Committees

In conjunction with Mr. Whelan’s appointment as Chief Executive Officer, on June 30, 2016 he resigned as a member of the Audit Committee, the Compensation Committee, and the Strategic Planning and Operating Committee of the Board, effective prior to the commencement of his employment with the Company. Mr. Whelan continues to serve on the Board.

Effective upon Mr. Whelan’s resignation from the Compensation Committee, which was previously chaired by Mr. Whelan, the Board appointed Don Carlos Bell, III, as chairman of the Compensation Committee.

In conjunction with Mr. Genova’s appointment as President and Chief Operating Officer of the Company, he resigned as a member of the Board. The size of the Board was reduced to five members in conjunction with Mr. Genova’s resignation.

Item 5.03	Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2016, the Board approved the Amended and Restated Bylaws of the Company, which separated the offices of Chief Executive Officer and President of the Company and made conforming and administrative changes.

The foregoing description of the Amended and Restated Bylaws of the Company is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On June 30, 2016, the Company announced the appointment of Mr. Whelan as Chief Executive Officer of the Company and Mr. Genova as President and Chief Operating Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following document is herewith furnished as an exhibit to this report:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Wireless Telecom Group, Inc.

99.1	Press release issued by Wireless Telecom Group, Inc. on June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: July 1, 2016	By:	/s/ Alan Bazaar
Alan Bazaar,
Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Wireless Telecom Group, Inc.

99.1	Press release issued by Wireless Telecom Group, Inc. on June 30, 2016 announcing the appointment of Mr. Whelan as Chief Executive Officer.